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                                                                      EXHIBIT 21

SUBSIDIARIES OF COLORADO INTERSTATE GAS COMPANY

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

                                                              State of
                                                            Incorporation
                                                            -------------
CIG Exploration, Inc......................................    Delaware
Colorado Water Supply Company.............................    Delaware
 Subsidiary:
   Colorado Interstate Production Company.................    Delaware
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